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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

NEON Systems, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-25457 (Commission File Number)	76-0345839 (IRS Employer Identification No.)
14100 Southwest Freeway, Suite 500, Sugar Land, Texas (Address of principal executive offices)		77478 (Zip Code)
Registrant's telephone number, including area code: (281) 491-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14s-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement

        The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01    Completion of Acquisition or Disposition of Assets.

        On December 13, 2004, NEON Systems, Inc. ("NEON") entered into and closed the transactions contemplated by an Asset Purchase Agreement among NEON, ClientSoft, Inc., a Delaware corporation ("ClientSoft") and U.S. Bank, National Association, as escrow agent (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement NEON acquired substantially all of the assets and the business of ClientSoft and assumed certain of the liabilities of ClientSoft, for a cash purchase price of $10.5 million and the issuance to ClientSoft of a warrant to acquire up to 1,125,000 shares of NEON common stock (the "Warrant"). Approximately $2.3 million of the cash and the Warrant were placed in escrow at closing. The assets acquired by NEON include intellectual property, contracts and equipment and other tangible personal property. The Warrant is exercisable in whole or in part at any time prior to or on June 13, 2008. The exercise price per share of the Warrant is $4.80, which is the closing price per share of NEON common stock on the NASDAQ Stock Market on December 13, 2004, multiplied by 1.33.

        In connection with the issuance of the Warrant, NEON entered into a registration rights agreement with ClientSoft (the "Registration Rights Agreement"). The Registration Rights Agreement obligates NEON to file, as soon as practicable following the Company's filing of its annual report on Form 10-K for the fiscal year ended March 31, 2005, a shelf registration on Form S-3 to register the shares of Common Stock underlying the Warrant for resale by the holder(s) of the Warrant.

        ClientSoft develops, markets and licenses web services technology and provides services related to the integration of mainframe data sources with modern distributed computing systems. In connection with the asset purchase, NEON added approximately 22 former ClientSoft employees. NEON now has approximately 100 employees worldwide.

        The Asset Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K. The press release announcing the closing of this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On December 13, 2004, NEON announced that Robert Evelyn, the Chief Operating Officer of ClientSoft, will be added to NEON's executive management as its Senior Vice President of Strategy and Solutions. Mr. Evelyn's Employment Agreement and Biography are attached hereto as Exhibit 5.1 and 5.2, respectively.

        In addition, effective upon the closing of the transaction, the NEON Board of Directors voted to expand the number of directors on its Board from five to six directors and appointed William Wilson III, the former Chief Executive Officer of ClientSoft, to fill the open board seat. Mr. Wilson will stand for election by the stockholders at NEON's next annual meeting. Mr. Wilson's biography is attached hereto as Exhibit 5.3.

Item 9.01    Financial Statements and Exhibits.

(a)
Financial Statements of Businesses Acquired.

        The financial statements required by Rule 3-05 of Regulation S-X will be filed with an amended Current Report on Form 8-K/A within the time period permitted by SEC rules and regulations.

(b)
Pro Forma Financial Information.

        The proforma financial statements required by Article 11 of Regulation S-X will be filed with an amended Current Report on Form 8-K/A within the time period permitted by SEC rules and regulations.

(c)
Exhibits.

2.1	Asset Purchase Agreement dated December 13, 2004 between NEON Systems, Inc., ClientSoft, Inc., and US Bank as escrow agent
4.1	NEON Systems, Inc. Warrant certificate no. 001 dated December 13, 2004 issued to ClientSoft, Inc.
4.2	Registration Rights Agreement dated December 13, 2004 between NEON Systems, Inc. and ClientSoft, Inc.
5.1	Employment Agreement between NEON Systems, Inc. and Robert Evelyn
5.2	Biography of new executive officer—Robert Evelyn
5.3	Biography of new director—William W. Wilson III
99.1	Press Release dated December 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2004	NEON SYSTEMS, INC.
/s/ BRIAN D. HELMAN Brian D. Helman, Chief Financial Officer

INDEX TO EXHIBITS

Item	Description
2.1	Asset Purchase Agreement dated December 13, 2004 between NEON Systems, Inc., ClientSoft, Inc., and US Bank as escrow agent
4.1	NEON Systems, Inc. Warrant certificate no. 001 dated December 13, 2004 issued to ClientSoft, Inc.
4.2	Registration Rights Agreement dated December 13, 2004 between NEON Systems, Inc. and ClientSoft, Inc.
5.1	Employment Agreement between NEON Systems, Inc. and Robert Evelyn dated December 13, 2004
5.2	Biography of new executive officer—Robert Evelyn
5.3	Biography of new director—William W. Wilson III
99.1	Press Release dated December 13, 2004

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.01 Completion of Acquisition or Disposition of Assets.
  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS